EXHIBIT 15

July 31, 2008

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated July 31, 2008 on our review of unaudited interim financial information of MasterCard Incorporated and its subsidiaries (the “Company”) for the three and six month periods ended June 30, 2008 and June 30, 2007 and included in the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2008 is incorporated by reference in the Company’s Registration Statements on Form S-8 dated June 30, 2006 (File No. 333-135572), August 9, 2006 (File No. 333-136460) and June 15, 2007 (File No. 333-143777).

Very truly yours,

PricewaterhouseCoopers LLP

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